UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 11, 2012

Cyberonics, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	000-19806	76-0236465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Cyberonics Blvd., Houston, Texas 77058
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 281-228-7200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 11, 2012, Cyberonics, Inc., a Delaware corporation (the “Company”), entered into a Warrant Amendment Agreement (the “Amendment”) with Merrill Lynch International (“ML”), through its agent Merrill Lynch, Pierce, Fenner & Smith Incorporated, to amend the terms of the warrant transaction (the “Warrant”) entered into by the Company and ML on September 21, 2005 in the form of an International Swaps and Derivatives Association confirmation, pursuant to which ML purchased 3,012,050 warrants from the Company, a copy of which was included as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 3, 2005.  The Amendment modifies the terms of the Warrant to (i) extend the valuation period for the warrants to 60 trading days, commencing September 12, 2012, (ii) allow for a separate valuation for each trading day during the valuation period, and (iii) provide that the settlement price for each trading day during the valuation period is the per share volume-weighted average price for such day.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is being filed as Exhibit 10.1 to this Current Report on Form 8-K.  The Amendment and the Warrant are each incorporated herein by reference.

Item 8.01 Other Events.

As previously announced, Cyberonics, Inc. (the “Company”) will conduct its Annual Meeting of Stockholders on Wednesday, September 19, 2012 at 10:00 a.m. Central Time at the Company’s offices at 100 Cyberonics Blvd., Houston, Texas 77058.  In advance of the meeting, the Company published and distributed its proxy statement, along with a proxy card, on or about August 8, 2012.

In the proxy statement, our Board of Directors recommended that stockholders vote for Proposal No. 2 to approve the Cyberonics, Inc. 2009 Stock Plan (“2009 Stock Plan”), as amended to increase the aggregate maximum number of shares that can be issued under the plan by 2,200,000 shares.

With this filing, we note that as of June 30, 2012, there were 1,373,962 shares subject to issuance upon exercise of outstanding awards under all of our equity compensation plans, at a weighted average exercise price of $26.50, and with a weighted average remaining life of 4.87 years. There were a total of 840,536 shares of issued and outstanding restricted stock and phantom stock units that remain subject to forfeiture. As of June 30, 2012, there were 574,847 shares available for future issuance of awards under all plans.1

As described in the table below, the shares subject to outstanding awards and the shares available for future awards under each of our stock plans as of June 30, 2012, including the Cyberonics, Inc. Amended and Restated 1996 Stock Option Plan (“1996 Stock Plan”), the Cyberonics, Inc. Amended and Restated 1997 Stock Plan (“1997 Stock Plan”), the Cyberonics, Inc. 1998 Stock Option Plan (“1998 Stock Plan”), the Cyberonics, Inc. 2005 Stock Plan (“2005 Stock Plan”), the 2009 Stock Plan, and the Cyberonics, Inc. Amended and Restated New Employee Equity Inducement Plan (“New Employee Plan”).

Stock Plan	Outstanding Options, Warrants and Rights	Shares Available for Future Issuance
1996 Stock Plan	269,979	0
1997 Stock Plan	352,441	0
1998 Stock Plan	0	0
2005 Stock Plan	34,250	0
2009 Stock Plan	641,292	273,948
New Employee Plan	76,000	300,899
Total	1,373,962	574,847

    _______________________
1 The difference between some of the amounts as shown on page 26 in the proxy statement (1,373,008 shares subject to outstanding option awards, $26.49 weighted average exercise price, 840,102 shares outstanding of restricted and phantom stock, and 576,452 shares available for future awards) and the amounts as shown in this table result from recent corrections to three equity awards to employees who are not Named Executive Officers.

In addition, our gross annual grant rate of stock options, restricted stock shares (“RSSs”), and phantom stock units (“PSUs”) under the 1997 Stock Plan, the 2009 Stock Plan, and the New Employee Plan, the only plans from which awards were granted during the relevant period, excluding the effect of cancellations and forfeitures, in fiscal years 2012, 2011, and 2010 was 2.6%, 3.1%, and 5.2%, respectively, averaging 3.6% for the three-year period.  See the table below for details (in thousands, except for percent).

	April 27, 2012	April 29, 2011	April 30, 2010
Total options granted (A)	277	233	327
Time-based RSSs & PSUs granted (B)	173	206	394
Performance-based RSSs & PSUs vested (C)	―	51	51
Total dilution	450	490	772

Weighted average basic common shares outstanding (D)	27,827	28,051	27,703

Dilution*	2.6%	3.1%	5.2%

*Calculated as follows: (A + (B x 2.5) + (C x 2.5)) / D

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description

10.1	Warrant Amendment Agreement, dated September 11, 2012, between Cyberonics, Inc. and Merrill Lynch International, through its agent Merrill Lynch, Pierce, Fenner & Smith Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberonics, Inc.

By: /s/ David S. Wise
Name: David S. Wise
Title: Secretary
September 11, 2012

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Warrant Amendment Agreement, dated September 11, 2012, between Cyberonics, Inc. and Merrill Lynch International, through its agent Merrill Lynch, Pierce, Fenner & Smith Incorporated.